Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Record In-Service Occupancy of 97.5 Percent

$242 Million of 96 Percent Leased Fourth Quarter Development Starts

8.9 Million Square Feet of Fourth Quarter Leasing Activity

2017 Guidance Issued

(INDIANAPOLIS, January 25, 2017) – Duke Realty Corporation (NYSE: DRE), a leading industrial and medical office property REIT, today reported results for the fourth quarter and full year 2016.

Quarterly Highlights

- Net income per diluted share was $0.13 for the quarter and $0.88 for the year. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.29 for the quarter and $1.21 for the year. Core Funds from Operations ("Core FFO") per diluted share was $0.31 for the quarter and $1.20 for the year.
- Portfolio operating performance:
  - Total in-service occupancy at December 31, 2016 of 97.5 percent compared to 97.3 percent at September 30, 2016 and 96.4 percent at December 31, 2015
  - In-service occupancy in the bulk distribution portfolio at December 31, 2016 of 97.7 percent compared to 97.4 percent at September 30, 2016 and 96.5 percent at December 31, 2015

- In-service occupancy in the medical office portfolio of 95.3 percent at December 31, 2016 compared to 95.2 percent at September 30, 2016 and 95.5 percent at December 31, 2015
  - Total occupancy, including properties under development, of 95.6 percent at December 31, 2016 compared to 95.2 percent at September 30, 2016 and 94.2 percent at December 31, 2015
  - Tenant retention of 87 percent for the quarter and 78 percent for the year
  - Same-property net operating income growth of 4.5 percent for the quarter ended December 31, 2016 as compared to the quarter ended December 31, 2015 and 6.0 percent for the 12 months ended December 31, 2016 as compared to the 12 months ended December 31, 2015
  - Total leasing activity of 8.9 million square feet for the quarter and 27.6 million square feet for the year
  - Overall rent growth on new and renewal leases of 15.2 percent for the quarter and 16.6 percent for the year

- Successful execution of capital transactions:
  - Redeemed $130 million of 8.25 percent unsecured notes, originally due in August 2019, during the quarter. Repaid or refinanced $405 million of unsecured notes and $355 million of secured debt during the year.
  - Issued 8.4 million common shares under our ATM program, at an average issuance price of $25.93, for total net proceeds of $216 million during 2016.
  - Completed $247 million of non-strategic building and land dispositions during the quarter and $760 million for the year.

Jim Connor, President and CEO said, "I'm happy to report that we finished the year at another record-high level of in-service occupancy. Same-property net operating income growth continued at a strong pace, increasing by 4.5 percent for the three months ended December 31, 2016 compared to the same period in 2015, as the result of increased occupancy and continued rental rate growth.

I am also pleased to announce that, when considering the suburban office property dispositions that closed during the fourth quarter of 2016, we have essentially completed our exit from that product type."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "During the fourth quarter, our credit ratings were raised by both Moody's and Standard & Poor's, to Baa1 and BBB+ respectively, which represented the culmination of our long-term strategy to de-leverage our balance sheet. The increase to our credit ratings will reduce borrowing costs and help position us to continue to fund future growth."

Financial Performance

- A complete reconciliation, in dollars and per share amounts, of net income to FFO, as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. The following table reconciles diluted income per common share to diluted FFO per share, as defined by NAREIT, and to diluted Core FFO per share as measured by the company for the three and 12 months ended December 31, 2016 and 2015:

	Three Months Ended December 31		Twelve Months Ended December 31	
	2016	2015	**2016**	2015
Net income per common share, diluted	**$ 0.13**	$ 0.07	**$ 0.88**	$ 1.77
Adjustments:				
Depreciation and amortization	**0.22**	0.22	**0.89**	0.91
Gains on depreciable property sales	**(0.07)**	(0.09)	**(0.45)**	(1.85)
Share of reconciling items from joint ventures	**0.01**	0.01	**(0.11)**	0.04
FFO per share - diluted, as defined by NAREIT	**$ 0.29**	$ 0.21	**$ 1.21**	$ 0.86
Adjustments:				
Gains on land sales	**(0.02)**	(0.03)	**(0.04)**	(0.10)
Loss on debt extinguishment	**0.07**	0.01	**0.10**	0.24
Land impairment charges	**0.01**	0.10	**0.04**	0.12
Share of joint venture merchant building sale	**(0.02)**	—	**(0.02)**	—
Overhead restructuring charges	**—**	—	**—**	0.02
Promote income	**—**	—	**(0.07)**	—
Acquisition-related activity	**(0.02)**	—	**(0.02)**	0.02
Core FFO per share – diluted	**$ 0.31**	$ 0.29	**$ 1.20**	$ 1.17

- Net income was $0.13 per diluted share, or $48 million, for the fourth quarter of 2016 compared to $0.07 per diluted share for the fourth quarter of 2015. The increase was primarily driven by impairment charges, both related to undeveloped land and equity method investments, recognized during the fourth quarter of 2015. Net income was $0.88 per diluted share, or $315 million, for the full year 2016 compared to $1.77 per diluted share for the full year 2015. The decrease to the net income per diluted share for the full year 2016 was largely due to the significant gains from suburban office building dispositions that were executed during 2015.

- FFO, as defined by NAREIT, was $0.29 per diluted share for the fourth quarter of 2016, or $105 million, compared to $0.21 per diluted share for the fourth quarter of 2015. Similar to net income per diluted share, the increase to FFO, as defined by NAREIT, per common share was due to land impairment charges recognized during the fourth quarter of 2015. FFO, as defined by NAREIT, was $1.21 per diluted share, or $433 million, for the full year 2016 compared to $0.86 per diluted share for the full year 2015. FFO, as defined by NAREIT, increased from 2015 due to decreased losses on debt extinguishment as well as promote income related to the dissolution of an unconsolidated joint venture that was recognized during 2016.
- Core FFO was $0.31 per diluted share, or $111 million, for the fourth quarter of 2016 compared to $0.29 per diluted share for the fourth quarter of 2015. Core FFO was $1.20 per diluted share, or $430 million, for the full year 2016 compared to $1.17 per diluted share for the full year 2015. Core FFO increased due to improved operational performance in 2016, partly offset by the impact to operating income that resulted from the significant property dispositions executed during 2015.

Real Estate Investment Activity

Development

Mr. Connor further stated, "We started $697 million of developments for the year and, for the fourth quarter, we started $242 million of developments, which were 96 percent pre-leased in total. We finished the year with a development pipeline totaling 9.4 million square feet with total expected project costs of $734 million, that was 69 percent pre-leased in total."

The fourth quarter included the following development activity:

Wholly Owned Properties

- During the quarter, the company started $209 million of wholly owned bulk industrial development projects totaling 2.4 million square feet, which were 95 percent pre-leased in total. These wholly owned development starts were comprised of seven new industrial developments, which included a 100 percent pre-leased project in Chicago totaling 955,000 square feet, a 100 percent pre-leased project in Atlanta totaling 448,000 square feet and three 100 percent pre-leased projects in Washington DC.

- The company also started a $19 million wholly owned medical office project during the quarter, totaling 37,000 square feet, which was 100 percent pre-leased.

- One industrial project totaling 446,000 square feet, which was 53 percent occupied, was placed in service during the quarter. Additionally, two medical office projects, totaling 92,000 square feet, which were 100 percent leased, were also placed in service during the quarter.

Joint Venture Properties

- During the quarter, a 50 percent-owned joint venture started a $14 million, 284,000 square foot, bulk industrial product in Indianapolis, which was 100 percent pre-leased.

Acquisitions

The company acquired 14 properties in Washington DC from an unconsolidated joint venture during the fourth quarter under the terms of an existing purchase option. The properties, of which eleven were industrial and three were suburban office, totaled 954,000 square feet and were 95 percent leased. One of the acquired properties, a 241,000 square foot suburban office property, was sold immediately upon its acquisition.

The company also acquired a 63 percent leased, 482,000 square foot, industrial property in Columbus from an unconsolidated joint venture during the fourth quarter.

Land Deployment

Deployment of a portion of the company's land bank, either through sales or development, took place as follows during the fourth quarter:

- Dispositions of 303 acres of non-strategic land across several markets, with a sales price of $51 million and a combined net gain on sale of $7 million.

- Utilization of 146 acres of wholly owned or jointly controlled land, with a combined basis of $44 million, for development projects.

Building Dispositions

Building dispositions for the full year totaled $686 million. Building dispositions totaled $196 million in the fourth quarter and included the following:

Wholly Owned Properties

- A 241,000 square foot suburban office property in Washington DC that was sold immediately after its acquisition from an unconsolidated joint venture and was 100 percent leased
- A 187,000 square foot suburban office property in Indianapolis, which was 100 percent leased
- A 159,000 square foot suburban office property in Houston, which was 100 percent leased
- A six building non-strategic light-industrial portfolio in South Florida, totaling 184,000 square feet, which was 93 percent leased in total
- A non-strategic industrial project in Phoenix, totaling 196,000 square feet, which was 100 percent leased

Joint Venture Properties

- A one million square foot bulk industrial project in Columbus, OH, which was 100 percent leased
- An 80,000 square foot suburban office property in Washington DC, which was 100 percent leased

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.19 per share, or $0.76 per share on an annualized basis. The fourth quarter dividend will be payable on February 28, 2017 to shareholders of record on February 16, 2017.

2017 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT and to Core FFO is included in the financial tables to this release. The company issued guidance for net income of $0.38

to $0.59 per diluted share. The company issued guidance for FFO, as defined by NAREIT, of $1.18 to $1.30 per diluted share.

Commenting on the company's 2017 outlook, Mr. Connor stated, "We are introducing 2017 guidance for Core FFO of $1.21 to $1.27 per diluted share. Included in that guidance, is the continued reduction in income from service operations from 2016, as we continue to focus our efforts on wholly owned development and rental operations rather than third-party service fees. This has a short term dilutive effect on earnings but will create long term shareholder value through future NOI growth from the increased focus on development. Our 2017 Core FFO guidance would equate to over a five percent increase from 2016, after normalizing this negative impact from service operations. While still strong, our guidance for 2017 same property NOI growth is down a bit from 2016 due to our limited upside for occupancy growth, but we still believe total NOI growth will be strong in 2017 as new development projects are placed in service.

Our guidance for growth in Adjusted Funds from Operations ("AFFO"), on a share adjusted basis, ranges from 1.9 percent to 7.5 percent. The midpoint of our guidance for growth in AFFO, even after considering the impact from our service operations, equates to a consistent growth rate to what we recorded for 2016. Our development prospects for 2017 are very strong, but down a little bit from 2016 due to our large pipeline of fourth quarter development starts heading into 2017."

Key ranges for the assumptions underlying this updated guidance are as follows:

- Dispositions in a range of $150 million to $350 million with proceeds used to fund acquisitions, new development opportunities and debt maturities;
- Development starts in a range of $450 million to $650 million;
- Growth in same property net operating income ranging from 2.5 percent to 4.3 percent;
- Average in-service occupancy ranging from 96.0 percent to 97.0 percent;
- Earnings from service operations ranging from $2 million to $4 million;
- Effective leverage in a range of 40.0 percent to 36.0 percent;
- Fixed charge coverage ratio, on a trailing 12 month basis, in a range of 3.7 times to 4.1 times;
- Net debt to Core EBITDA, on a trailing 12 month basis, in a range of 5.8 times to 5.4 times.

More specific assumptions and components of our 2017 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles ("GAAP"). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash

items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 20 of its December 31, 2016 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 139 million rentable square feet of industrial, medical office and other non core assets in 21 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Fourth Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, January 26, 2017, at 3:00 p.m. ET to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which

such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2015. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2016	2015	2016	2015
Revenues:				
Rental and related revenue	$204,263	$198,516	$813,434	$816,065
General contractor and service fee revenue	20,264	23,047	88,810	133,367
	224,527	221,563	902,244	949,432
Expenses:				
Rental expenses	26,318	29,311	107,410	125,666
Real estate taxes	27,693	26,650	118,654	112,879
General contractor and other services expenses	20,137	20,715	80,467	119,170
Depreciation and amortization	79,171	77,194	317,818	317,329
	153,319	153,870	624,349	675,044
Other operating activities:				
Equity in earnings (loss) of unconsolidated companies	9,999	(19,585)	47,403	(3,304)
Gain on dissolution of unconsolidated company	-	-	30,697	-
Promote income	-	-	26,299	-
Gain on sale of properties	24,504	27,549	162,093	229,702
Gain on land sales	7,427	10,958	9,865	35,054
Other operating expenses	(441)	(1,368)	(3,864)	(5,947)
Impairment charges	(2,920)	(15,036)	(18,018)	(22,932)
General and administrative expenses	(13,173)	(10,983)	(55,389)	(58,565)
	25,396	(8,465)	199,086	174,008
Operating income	96,604	59,228	476,981	448,396
Other income (expenses):				
Interest and other income, net	438	1,611	4,035	4,667
Interest expense	(32,056)	(38,934)	(141,576)	(173,574)
Loss on debt extinguishment	(25,261)	(3,124)	(33,934)	(85,713)
Acquisition-related activity	7,258	(1,506)	7,176	(8,499)
Income from continuing operations, before income taxes	46,983	17,275	312,682	185,277
Income tax benefit (expense)	416	(181)	589	3,928
Income from continuing operations	47,399	17,094	313,271	189,205
Discontinued operations:				
Income before gain on sales	250	328	991	10,939
Gain on sale of depreciable properties, net of tax	531	7,097	1,016	421,717
Income from discontinued operations	781	7,425	2,007	432,656
Net income	48,180	24,519	315,278	621,861
Net income attributable to noncontrolling interests	(425)	(267)	(3,135)	(6,551)
Net income attributable to common shareholders	$47,755	$24,252	$312,143	$615,310
Basic net income per common share:				
Continuing operations attributable to common shareholders	$0.13	$0.05	$0.88	$0.53
Discontinued operations attributable to common shareholders	0.00	0.02	0.01	1.24
Total	$0.13	$0.07	$0.89	$1.77
Diluted net income per common share:				
Continuing operations attributable to common shareholders	$0.13	$0.05	$0.88	$0.53
Discontinued operations attributable to common shareholders	0.00	0.02	0.00	1.24
Total	$0.13	$0.07	$0.88	$1.77

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31, 2016	December 31, 2015
Assets		
Real estate investments:		
Land and improvements	$1,511,264	$1,391,763
Buildings and tenant improvements	4,970,891	4,740,837
Construction in progress	347,193	321,062
Investments in and advances to unconsolidated companies	197,807	268,390
Undeveloped land	237,436	383,045
	7,264,591	7,105,097
Accumulated depreciation	(1,283,629)	(1,192,425)
Net real estate investments	5,980,962	5,912,672
Real estate investments and other assets held-for-sale	51,627	45,801
Cash and cash equivalents	12,639	22,533
Accounts receivable, net	20,373	18,846
Straight-line rents receivable, net	115,922	116,781
Receivables on construction contracts, including retentions	10,441	16,459
Deferred leasing and other costs, net	342,263	346,374
Escrow deposits and other assets	237,775	416,049
	$6,772,002	$6,895,515
Liabilities and Equity		
Indebtedness:		
Secured debt, net of deferred financing costs	$383,725	$738,444
Unsecured debt, net of deferred financing costs	2,476,752	2,510,697
Unsecured line of credit	48,000	71,000
	2,908,477	3,320,141
Liabilities related to real estate investments held-for-sale	1,661	972
Construction payables and amounts due subcontractors, including retentions	53,742	54,921
Accrued real estate taxes	73,190	71,617
Accrued interest	23,633	34,447
Other accrued expenses	63,617	61,827
Other liabilities	114,569	106,283
Tenant security deposits and prepaid rents	39,820	40,506
Total liabilities	3,278,709	3,690,714
Shareholders' equity:		
Common shares	3,548	3,453
Additional paid-in-capital	5,192,011	4,961,923
Accumulated other comprehensive income	682	1,806
Distributions in excess of net income	(1,730,423)	(1,785,250)
Total shareholders' equity	3,465,818	3,181,932
Noncontrolling interests	27,475	22,869
Total equity	3,493,293	3,204,801
	$6,772,002	$6,895,515

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended December 31
(Unaudited and in thousands, except per share amounts)

	2016			2015		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$47,755**			**$24,252**		
Less: dividends on participating securities	(608)			(1,312)		
Net income per common share- basic	**47,147**	**354,711**	**$0.13**	**22,940**	**345,267**	**$0.07**
Add back:						
Noncontrolling interest in earnings of unitholders	419	3,424		192	3,502	
Other potentially dilutive securities	-	889		-	763	
Net income attributable to common shareholders- diluted	**$47,566**	**359,024**	**$0.13**	**$23,132**	**349,532**	**$0.07**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$47,755**	**354,711**		**$24,252**	**345,267**	
Adjustments:						
Depreciation and amortization	79,171			77,194		
Company share of joint venture depreciation, amortization and other	2,523			5,001		
Impairment charges - depreciable property	677			2,542		
Gains on depreciable property sales - wholly owned, discontinued operations	(531)			(7,097)		
Gains on depreciable property sales - wholly owned, continuing operations	(24,504)			(27,549)		
Income tax expense (benefit) triggered by depreciable property sales	(416)			181		
Gains on depreciable property sales - joint ventures	(196)			(189)		
Noncontrolling interest share of adjustments	(542)			(503)		
NAREIT FFO attributable to common shareholders - basic	**103,937**	**354,711**	**$0.29**	**73,832**	**345,267**	**$0.21**
Noncontrolling interest in income of unitholders	419	3,424		192	3,502	
Noncontrolling interest share of adjustments	542			503		
Other potentially dilutive securities		3,919			3,816	
NAREIT FFO attributable to common shareholders - diluted	**$104,898**	**362,054**	**$0.29**	**$74,527**	**352,585**	**$0.21**
Gain on land sales, including share of joint ventures	(7,529)			(10,958)		
Loss on debt extinguishment	25,261			3,124		
Land impairment charges, including joint ventures	2,243			34,605		
Gain on non-depreciable property sale - joint venture	(6,156)			-		
Acquisition-related activity	(7,258)			$1,506		
Core FFO attributable to common shareholders - diluted	**$111,459**	**362,054**	**$0.31**	**$102,804**	**352,585**	**$0.29**
Adjusted FFO						
Core FFO - diluted	$111,459	362,054	$0.31	$102,804	352,585	$0.29
Adjustments:						
Straight-line rental income and expense	(3,860)			(4,147)		
Amortization of above/below market rents and concessions	165			698		
Stock based compensation expense	1,845			1,503		
Noncash interest expense	1,562			1,614		
Second generation concessions	(30)			(17)		
Second generation tenant improvements	(4,714)			(7,062)		
Second generation leasing commissions	(10,058)			(6,117)		
Building improvements	(6,391)			(5,232)		
Adjusted FFO - diluted	**$89,978**	**362,054**		**$84,044**	**352,585**	

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Twelve Months Ended December 31

(Unaudited and in thousands, except per share amounts)

	2016 Amount	2016 Wtd. Avg. Shares	2016 Per Share	2015 Amount	2015 Wtd. Avg. Shares	2015 Per Share
Net income attributable to common shareholders	**$312,143**			**$615,310**		
Less: dividends on participating securities	(2,356)			(3,081)		
Net income per common share- basic	**309,787**	**349,942**	**$0.89**	**612,229**	**345,057**	**$1.77**
Add back:						
Noncontrolling interest in earnings of unitholders	3,089	3,481		6,404	3,582	
Other potentially dilutive securities	2,356	3,653		3,081	3,558	
Net income attributable to common shareholders- diluted	**$315,232**	**357,076**	**$0.88**	**$621,714**	**352,197**	**$1.77**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$312,143**	**349,942**		**$615,310**	**345,057**	
Adjustments:						
Depreciation and amortization	317,818			320,846		
Company share of joint venture depreciation, amortization and other	14,188			27,247		
Impairment charges - depreciable property	3,719			3,406		
Gains on depreciable property sales - wholly owned, discontinued operations	(1,016)			(424,892)		
Gains on depreciable property sales - wholly owned, continuing operations	(162,093)			(229,702)		
Income tax benefit triggered by depreciable property sales	(589)			(753)		
Gains on depreciable property sales - joint ventures	(23,896)			(13,911)		
Gain on dissolution of unconsolidated company	(30,697)			-		
Noncontrolling interest share of adjustments	(1,157)			3,265		
NAREIT FFO attributable to common shareholders - basic	**428,420**	**349,942**	**$1.22**	**300,816**	**345,057**	**$0.87**
Noncontrolling interest in income of unitholders	3,089	3,481		6,404	3,582	
Noncontrolling interest share of adjustments	1,157			(3,265)		
Other potentially dilutive securities		3,653			3,558	
NAREIT FFO attributable to common shareholders - diluted	**$432,666**	**357,076**	**$1.21**	**$303,955**	**352,197**	**$0.86**
Gain on land sales, including share of joint ventures	(13,040)			(35,054)		
Loss on debt extinguishment, joint ventures	35,526			85,713		
Gain on non-depreciable property sale - joint venture	(6,156)			-		
Land impairment charges, including joint ventures	14,299			41,637		
Overhead restructuring charges	-			7,422		
Promote income	(26,299)			-		
Acquisition-related activity	(7,176)			8,499		
Core FFO attributable to common shareholders - diluted	**$429,820**	**357,076**	**$1.20**	**$412,172**	**352,197**	**$1.17**
Adjusted FFO						
Core FFO - diluted	$429,820	357,076	$1.20	$412,172	352,197	$1.17
Adjustments:						
Straight-line rental income and expense	(17,107)			(23,232)		
Amortization of above/below market rents and concessions	1,526			3,659		
Stock based compensation expense	18,593			16,837		
Noncash interest expense	6,156			6,967		
Second generation concessions	(341)			(73)		
Second generation tenant improvements	(22,668)			(28,744)		
Second generation leasing commissions	(29,555)			(23,105)		
Building improvements	(8,330)			(9,771)		
Adjusted FFO - diluted	**$378,094**	**357,076**		**$354,710**	**352,197**	

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended	
	December 31, 2016	December 31, 2015
Income from continuing operations before income taxes	$46,983	$17,275
Share of same property NOI from unconsolidated joint ventures	5,132	5,301
Income and expense items not allocated to segments	105,634	128,611
Earnings from service operations	(127)	(2,332)
Properties not included and other adjustments	(29,458)	(26,269)
Same property NOI	$128,164	$122,586
Percent Change	4.5%	

	Twelve Months Ended	
	December 31, 2016	December 31, 2015
Income from continuing operations before income taxes	$312,682	$185,277
Share of same property NOI from unconsolidated joint ventures	20,964	20,694
Income and expense items not allocated to segments	286,984	409,505
Earnings from service operations	(8,343)	(14,197)
Properties not included and other adjustments	(107,761)	(125,173)
Same property NOI	$504,526	$476,106
Percent Change	6.0%	

Duke Realty Corporation and Subsidiaries
Reconciliation of 2016 FFO Guidance
(Unaudited)

	Pessimistic	Optimistic
Net income per common share, diluted	**$0.38**	**$0.59**
Depreciation and amortization	0.90	0.90
Gains on budgeted depreciable property sales	(0.13)	(0.22)
Share of joint venture adjustments	0.03	0.03
FFO per share - diluted, as defined by NAREIT	**$1.18**	**$1.30**
Gains on land sales, net of impairments	0.02	(0.03)
Other reconciling items	0.01	0.00
Core FFO per share - diluted	**$1.21**	**$1.27**